UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2017 (March 9, 2017)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 9, 2017, pursuant to the previously disclosed stock and asset purchase agreement, dated as of October 12, 2016 (as may be amended from time to time, the “Purchase Agreement”), by and between Newell Brands Inc., a Delaware corporation (the “Company”), and Stanley Black & Decker, Inc., a Connecticut corporation (the “Purchaser”), and the first amendment to the Purchase Agreement, dated as of March 1, 2017 (the “First Amendment”), the Company completed the sale of substantially all of the assets of, and equity interests in, its Tools business (the “Tools business”) to the Purchaser for a purchase price of $1.95 billion in cash, adjusted for working capital and other adjustments. The Company will retain certain accounts receivable and certain liabilities associated with the Tools business.

The foregoing description of the Purchase Agreement, the First Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 13, 2016 and is incorporated herein by reference, and the full text of the First Amendment, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 10, 2017, the Company issued a press release announcing the completion of the sale of the Tools business. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 13, 2017, the Company issued a press release (the “Tender Offers Press Release”) announcing the commencement of cash tender offers (the “Tender Offers”) for (i) any and all (the “Any and All Offer”) of the Company’s 6.250% Notes due 2018 (the “2018 Notes”) and (ii) up to $825,000,000 million of the Company’s 4.700% Notes due 2020, 2.600% Notes due 2019, 3.900% Notes due 2025, 3.150% Notes due 2021, 2.875% Notes due 2019, 4.000% Notes due 2024 and 5.000% Notes due 2023. The Tender Offers are being made solely pursuant to an offer to purchase dated March 13, 2017 and related letter of transmittal, which set forth the terms and conditions of the Tender Offers.

A copy of the Tender Offers Press Release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on March 14, 2017, the Company delivered an irrevocable notice of redemption for any and all of the 2018 Notes not tendered in the Any and All Offer in accordance with the terms and at the redemption price, plus accrued and unpaid interest to, but not including, April 13, 2017, which is the date of redemption, as stated in the indenture governing the 2018 Notes.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements of the Company specified in Article 11 of Regulation S-X giving effect to the disposition of the Tools business are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits

Number	Exhibit

2.1	Stock and Asset Purchase Agreement, dated as of October 12, 2016, by and between Newell Brands Inc. and Stanley Black & Decker, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K dated October 13, 2016).

2.2	First Amendment to the Stock and Asset Purchase Agreement, dated as of March 1, 2017, by and between Newell Brands Inc. and Stanley Black & Decker, Inc.*

99.1	Press Release of Newell Brands Inc., dated March 10, 2017.

99.2	Press Release of Newell Brands Inc., dated March 13, 2017.

99.3	Unaudited Pro Forma Condensed Combined Financial Statements giving effect to the disposition of the Tools business.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Newell Brands Inc. will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: March 14, 2017	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Number	Exhibit

2.1	Stock and Asset Purchase Agreement, dated as of October 12, 2016, by and between Newell Brands Inc. and Stanley Black & Decker, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K dated October 13, 2016).

2.2	First Amendment to the Stock and Asset Purchase Agreement, dated as of March 1, 2017, by and between Newell Brands Inc. and Stanley Black & Decker, Inc.*

99.1	Press Release of Newell Brands Inc., dated March 10, 2017.

99.2	Press Release of Newell Brands Inc., dated March 13, 2017.

99.3	Unaudited Pro Forma Condensed Combined Financial Statements giving effect to the disposition of the Tools business.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Newell Brands Inc. will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.